UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On March 22, 2013, pursuant to the securities purchase agreements (the “Purchase Agreements”) entered into on January 11, 2013 between United Community Financial Corp. (“UCFC”) and each of 28 accredited investors (as that term is defined in Regulation D under the Securities Act of 1933, as amended) (each an “Investor,” and collectively, the “Investors”), the Investors invested an aggregate of $39,919,748 in UCFC for 6,574,272 newly issued common shares of UCFC (the “Common Shares”), at a purchase price of $2.75 per share, and 7,942 newly created and issued perpetual mandatorily convertible non-cumulative preferred shares of UCFC (the “Preferred Shares”), at a purchase price of $2,750 per share (the “Offering”). Upon UCFC shareholder approval, each of the Preferred Shares will automatically convert into 1,000 UCFC Common Shares. The Preferred Shares will initially not pay any dividends, but if they are not converted into Common Shares prior to June 30, 2013, semi-annual non-cumulative cash dividends will take effect at an annual rate of 12.00%, payment of which is subject to regulatory approval. The Preferred Shares are redeemable by UCFC at any time upon prior receipt of applicable regulatory approvals.

None of the Investors own more than 4.9% of UCFC, in each case as calculated under the applicable regulations of the Board of Governors of the Federal Reserve System. The Common Shares and Preferred Shares issued and sold under the Purchase Agreements were offered and sold by UCFC in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The placement agent with respect to the Offering has received compensation of $1,968,013 for services performed.

On March 26, 2013, UCFC used a portion of the proceeds from the Offering to make a capital contribution of $16.0 million to its wholly-owned subsidiary, The Home Savings and Loan Company of Youngstown, Ohio (“Home Savings”). This contribution was made to improve Home Savings’ capital position, and UCFC believes Home Savings’ Tier 1 leverage ratio will exceed 9.0% as of March 31, 2013, in accordance with Home Savings’ prior commitment to its regulators. UCFC is retaining the remaining proceeds from the Offering for general corporate purposes, to grow its business and serve as a continuing source of strength to Home Savings as required by applicable laws and regulations.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 26, 2013, the Compensation Committee and the Board of Directors of UCFC approved the United Community Financial Corp. & The Home Savings and Loan Company of Youngstown, Ohio Executive Incentive Plan (the “EIP”). The EIP provides incentive compensation awards to certain named executive officers of UCFC and Home Savings. Executive incentive awards for each year are generally based upon the actual performance of

UCFC for the 12 months ending September 30 compared to the actual performance of a peer group during the same 12 month period. The following description of the EIP is qualified in its entirety by reference to the complete terms of the EIP, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The target and maximum incentive awards, respectively, for each year are measured as a percentage of the base salary of the Named Executive Officers, as follows: Patrick W. Bevack—50%, 100%; and James R. Reske and Gregory G. Krontiris—40%, 80%. Once the awards under the EIP are calculated, they are paid 60% in cash and 40% in restricted stock or stock options. The restricted stock or stock option awards will be granted under the Amended and Restated United Community Financial Corp. 2007 Long-Term Incentive Plan and vest equally over three years, beginning on the first anniversary of the award.

Each year, the calculation of the incentive awards under the EIP is determined by where UCFC’s actual performance falls in comparison to the peer group for five of six weighted performance measures. The comparison is based upon percentiles that correspond to a threshold level for each performance measure. The sixth performance measure, performance against budgeted net income, is intrinsic to UCFC. The threshold levels achieved are used to determine the bonus percentage for that performance measure based upon the executive officer’s position. The bonus percentage is multiplied by the performance measure’s assigned weighting and by the executive’s annual base salary to determine what amount, if any, is awarded for UCFC’s actual performance for that performance measure for that year. The amount earned for each performance measure is added together to determine the total incentive award under the EIP for that year.

The EIP further provides that a participant in the EIP must be employed with UCFC on the date the award is made; otherwise, the participant is not entitled to any award. The Board maintains discretion to amend, modify, terminate or otherwise adjust the EIP as necessary.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

A press release announcing the closing of the Purchase Agreements and transactions described above, under Item 3.02, among other things, is furnished with this Form 8-K as Exhibit 99.1.

Additional Information

This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This document (including the exhibits filed herewith) may contain statements regarding future events, performance or results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. Actual results could differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to unduly rely on forward-looking statements, which reflect only UCFC’s current expectations regarding future events and are not guarantees. Forward-looking statements speak only as of the date they are made, and UCFC does not undertake any obligation to update them to reflect changes that occur after that date, whether as a result of new information, future events or otherwise. A number of factors could cause results to differ significantly from UCFC’s expectations, including, among others, any factors identified in our Annual Report on Form 10-K for the year ended December 31, 2012, including under the headings “Discussion of Forward-Looking Statements” and “Risk Factors.”

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Executive Incentive Plan

99.1	Press Release, dated March 22, 2013, for Closing of Private Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: March 28, 2013